Exhibit 3.2

Articles of Amendment

to

Articles of Incorporation

of

AMERICAN RESTAURANTS CONCEPTS

       (Name of Corporation as currently filed with the Florida Dept. of State)

P00000042163

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

___________________________________________________________________________The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:                  _____________________

(Principal office address MUST BE A STREET ADDRESS )

  ___________________

_____________________

C. Enter new mailing address, if applicable:

(Mailing address MAY BE A POST OFFICE BOX)

 ____________________

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

_______________________________

New Registered Office Address:

_______________________________

(Florida street address)

_______________________________, Florida________

(City)

   (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

    __________________________________________

       Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title

Name

Address

Type of Action

_______

_________________________

___________________________

�� Add

___________________________

�� Remove

___________________________

_______

_________________________

___________________________

�� Add

___________________________

�� Remove

___________________________

_______

_________________________

___________________________

�� Add

___________________________

�� Remove

___________________________

E. If amending or adding additional Articles, enter change(s) here:

     (attach additional sheets, if necessary). (Be specific)

_____________________________________________________________________________________________

Article IV is amended in its entirety to read:

This corporation is authorized to issue 100,000,000 shares of $.01 par value  common stock, which shall be designated as “Class A Common Shares.”

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

      (if not applicable, indicate N/A)

______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

The date of each amendment(s) adoption: January 5, 2009

     (date of adoption is required)

Effective date if applicable: ____________________________________________________________

       (no more than 90 days after amendment file date)

Adoption of Amendment(s)

(CHECK ONE)

 The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s)   by the shareholders was/were sufficient for approval.

 The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

        “The number of votes cast for the amendment(s) was/were sufficient for approval

       By  ___________________________________________________ .”

(voting group)

 The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

 The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated  June 25, 2009

Signature_______________________________________________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

     ____________  Michael Rosenberger_______________

(Typed or printed name of person signing)

                                      President_____________________

                                                  (Title of person signing)